Exhibit 10.1
EXCHANGE AGREEMENT
     THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of September 1, 2009, by and among ALESCO PREFERRED FUNDING IV, LTD., a Cayman Islands exempted company (the “Alesco CDO”), COHEN & COMPANY FINANCIAL MANAGEMENT, LLC (“Manager”), and PVF CAPITAL CORP., an Ohio bank holding company (the “Company”).
RECITALS
     A. Reference is made to that certain Indenture (the “Indenture”), dated as of June 29, 2004, by and between the Company and The Bank of New York Mellon Trust Company, National Association, a national banking association (as successor to JPMorgan Chase Bank, National Association) (“BNYM”).
     B. Reference is made to that certain Trust Agreement (the “Trust Agreement”), dated as of July 23, 2004, by and among the Company, BNYM, BNY Mellon Trust of Delaware (as successor to Chase Bank USA, National Association, the respective administrative trustees named therein and other parties thereto.
     C. PVF Capital Trust I, a Delaware business trust (the “Trust”), is the holder of a Junior Subordinated Note due 2034 in the original principal amount of $10,310,000 issued by the Company pursuant to the Indenture.
     D. The Alesco CDO is the holder of Trust Preferred Securities due July 23, 2034 in the original principal amount of $10,000,000 (the “TruPS”) issued by the Trust pursuant to the Trust Agreement.
     E. On August 7, 2009, the Manager on behalf of and as Collateral Manager for the Alesco CDO, and the Company executed a certain offer letter (the “Letter Agreement”), pursuant to which the Alesco CDO and the Company agreed that the Alesco CDO would exchange the TruPS for the consideration set forth herein pursuant to the terms and conditions of this Agreement (the “Exchange”).
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:
     1. Exchange of TruPS.
          Upon and subject to the terms and conditions contained in this Agreement, on the Closing Date (as defined in Section 9.1), the Alesco CDO shall deliver the TruPS to the Company, free and clear of all claims, liens and Encumbrances (as defined herein), and the Company shall transfer and deliver to the Alesco CDO the consideration set forth in Section 2.1 of this Agreement.
     2. Consideration for the Exchange.
          2.1 Exchange Price.
          The consideration to be delivered to the Alesco CDO as set forth in Section 1 (the “Exchange Price”) shall be:
(a)	a cash payment of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00);

(b)	a number of shares of the Company’s common stock equal to $500,000.00 divided by the average daily closing price of the Company’s common stock for the twenty (20) business days prior to the date of this Agreement (“Common Stock”); and

(c)	a warrant, in the form attached hereto as Exhibit A (the “Exhibit A Warrant”), to purchase the lesser of 769,608 shares of the

Company’s common stock or (ii) the maximum number of shares of the Company’s common stock then issued and outstanding such that the Alesco CDO, upon its exercise of the Exhibit A Warrant, shall own 9.9% of the Company’s common stock then issued and outstanding; provided, however, that the maximum number of shares that can be purchased shall not exceed 769,608 shares, and provided further that in the event the Alesco CDO receives comfort from the Office of Thrift Supervision (“OTS”) that allows it to rebut the presumption that its holdings of the Company’s common stock constitute control of the Company for the purpose of the applicable OTS regulations, clause (ii) shall have no effect. The Exhibit A Warrant shall be exercisable within two (2) years of the Closing Date and shall provide for purchase of the shares at a strike price equal to the lesser of (i) $4.00 per share or (ii) in the event that the Company consummates a public offering, other than pursuant to an employee benefit plan of the Company, the public offering price for shares of the Company’s common stock in such offering or in the event that the Company consummates a private placement of shares of its common stock in exchange exclusively for cash consideration pursuant to Regulation D, the Regulation D private placement offering price for shares of the Company’s common stock or (iii) the Conversion Price (as defined in Section 2.1(d) below).

(d)	a warrant, in the form attached hereto as Exhibit B (the “Exhibit B Warrant”) to purchase the lesser of (i) the Allowable Number (as defined below) of shares of the Company’s common stock or (ii) the maximum number of shares of the Company’s common stock then issued and outstanding such that the Alesco CDO, upon its exercise of the Exhibit B warrant, shall own 9.9% of the Company’s common stock then issued and outstanding; provided, however, that the maximum number of shares that can be purchased shall not exceed the Allowable Number, and provided further that in the event the Alesco CDO receives comfort from OTS that allows it to rebut the presumption that its holdings of the Company’s common stock constitute control of the Company for the purpose of the applicable OTS regulations, clause (ii) shall have no effect. The Exhibit B Warrant shall be exercisable within two years of the Closing Date only in the event that the Capital II Agreement (as defined below) is consummated by the Company, and shall provide for the purchase of the Company’s common stock at the Conversion Price (as defined below). The “Capital II Agreement” shall be the written agreement, if any, executed by the Company within one (1) year of the Closing Date, in regard to the Company’s purchase of capital securities of PVF Capital Trust II, which provides for the exchange of the Company’s shares of common stock for capital securities of PVF Capital Trust II. The “Conversion Price” shall be equal to the price, if any, utilized in the Capital II Agreement to determine the number of shares of the common stock of the Company to be exchanged for capital securities of PVF Capital Trust II exclusive of any warrants, warrant shares or warrant prices. By way of example for illustrative purposes, if the Capital II Agreement provided for terms identical to those provided in this Agreement, then the Conversion Price would be the average daily closing price of the Company’s common stock for the twenty (20) business days prior to the date of the Capital II Agreement. The “Allowable Number” shall be the lesser of (i) 9.9% of the Company’s common stock exchanged at the Conversion Price pursuant to the Capital II Agreement exclusive of any warrants or warrant shares or (ii) 1,546,991 less the sum of 769,608 plus the number of shares issued pursuant to Section 2.1(b) above.
          2.2 Payment of Exchange Price.
          The Company shall deliver the cash portion of the Exchange Price by wire transfer of immediately available funds to the Alesco CDO on the Closing Date pursuant to the wire instructions set forth on Exhibit C.
          2.3 Representations and Warranties of the Alesco CDO regarding the Common Stock.
          The Alesco CDO represents and warrants to the Company as follows:
(a)	(i) The Alesco CDO is familiar with the nature of and risks involved in an investment in the Common Stock, (ii) is financially capable of bearing the economic risk of this investment, and (iii)

has carefully considered and evaluated the risks and advantages of receiving the Common Stock.

(b)	The Alesco CDO understands that (i) the Common Stock has not been registered under the Securities Act of 1933, as amended (hereinafter referred to as the “1933 Act”) or any state securities laws, (ii) the Common Stock is being acquired for investment and agrees and represents that it will not sell or distribute the Common Stock or any portion thereof without compliance with all applicable securities laws.

(c)	The Alesco CDO is fully aware that the Common Stock is being issued and sold in reliance upon an exemption provided for by the 1933 Act and the applicable state securities laws, on the basis that no public offering is involved, and that the representations set forth in this Agreement are being relied upon by the Company and are essential to the availability of such exemption.

(d)	The Alesco CDO acknowledges and understands that the certificate evidencing its ownership of the Common Stock will be imprinted with a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

(e)	The Alesco CDO is acquiring the Common Stock for its own account.

(f)	The offer and purchase of the Common Stock was initiated in a private, negotiated transaction between the Alesco CDO and Company, and no general solicitation was utilized by the Company.

(g)	The Alesco CDO is a resident, for tax and other purposes, of the Cayman Islands.

(h)	The Alesco CDO is an Accredited Investor (as such term is defined in Rule 501 promulgated under the 1933 Act) and the Alesco CDO is an Accredited Investor due to his meeting the following class of Accredited Investor:

An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; or a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Common Stock, with total assets in excess of $5,000,000.
     3. Representations and Warranties of the Alesco CDO.
     The Alesco CDO makes the representations and warranties contained in Sections 3.1 through 3.8 to the Company intending that the Company rely on each of such representations and warranties in order to induce the Company to enter into and complete the transaction contemplated by this Agreement. The representations and warranties set forth in this Article 3 shall survive the consummation of the transaction contemplated by this Agreement until the expiration of one (1) year from the Closing Date, provided that in the case of fraud, the representations and warranties shall survive the consummation of such transaction without any time limit. Where reference is made to the knowledge of the Alesco CDO, such knowledge means and includes the actual knowledge of any of the directors or officers of the Alesco CDO.
          3.1 Execution and Validity (the Alesco CDO).
          The Alesco CDO has the full right, power and authority to enter into, and the ability to perform its obligations under this Agreement and all other agreements and instruments contemplated by this Agreement. This Agreement has been duly executed and delivered by the Alesco CDO and is, and the other agreements and instruments to be executed and delivered by the Alesco CDO will be, when executed and delivered by it, legal, valid and binding agreements of the Alesco CDO, enforceable in accordance with their respective terms.
          3.2 Execution and Validity (Manager).
          The Manager has the full right, power and authority to enter into this Agreement and all other agreements and instruments contemplated by this Agreement on behalf of the Alesco CDO. This Agreement has been duly executed and delivered by the Manager, on behalf of Alesco CDO and is, and all other agreements and instruments to be executed and delivered by the Manager will be, when executed and delivered by the Manager, legal, valid and binding agreements of the Alesco CDO, enforceable in accordance with their respective terms.
          3.3 Organization and Qualification.
          The Alesco CDO (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and (b) has all the requisite power and authority to carry on its businesses as such businesses are presently conducted.
          3.4 Absence of Encumbrances (the Alesco CDO).
          The Alesco CDO is the record and beneficial owner of the TruPS, free and clear of any liens, pledges, claims, restrictions, agreements, charges and encumbrances of any kind

(“Encumbrances”) and there are no pending or, to Alesco CDO’s knowledge, threatened claims or proceedings which would impair or encumber any of the TruPS.
          3.5 Absence of Encumbrances (Manager).
          The Manager has no Encumbrances of any kind whatsoever with respect to any of the TruPS.
          3.6 Absence of Violations.
          Neither the execution nor delivery of this Agreement or of any of the other agreements and instruments contemplated by this Agreement, nor the consummation of the transaction contemplated by this Agreement or such other agreements and instruments will (a) conflict with or result in the breach of any term or provision of, or constitute a default under, or give any third party the right to accelerate any obligation under, any charter provision, bylaw, contract, agreement indenture, deed of trust, instrument, order, law or regulation to which the Alesco CDO is a party or by which the Alesco CDO, or any of its assets or properties are in any way bound or obligated or (b) result in the creation of any Encumbrance upon any of the TruPS.
          3.7 Consents.
          (a) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Alesco CDO in connection with the transaction contemplated by this Agreement; and (b) no consent, approval, waiver or other action by any person or entity under any contract, instrument or other document is required or necessary for the execution, delivery and performance of this Agreement by the Alesco CDO, or the consummation by the Alesco CDO of the transaction contemplated by this Agreement.

          3.8 Brokers.
          No agent, broker, investment banker or other person or entity acting on behalf of the Alesco CDO or under its authority, is or will be entitled to any broker’s fee or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with the transaction contemplated by this Agreement for which the Company or the Alesco CDO is or will become liable.
     4. Representations and Warranties of Company.
          The Company makes the representations and warranties contained in Sections 4.1 through 4.9 to the Alesco CDO intending that the Alesco CDO rely on each of such representations and warranties in order to induce the Alesco CDO to enter into and complete the transaction contemplated by this Agreement. These representations and warranties shall survive the consummation of the transaction contemplated by this Agreement until the expiration of one (1) year from the Closing Date, provided that in cases of fraud these representations and warranties shall survive the consummation of such transaction without any time limit. Where reference is made to the knowledge of the Company, such knowledge means and includes the actual knowledge of any of the directors or officers of the Company.
          4.1 Execution and Validity.
          The Company has the full right, power and authority to enter into, and the ability to perform its obligations under this Agreement and all other agreements and instruments contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and is, and the other agreements and instruments to be executed and delivered by the Company will be, when executed and delivered by it, legal, valid and binding agreements the Company, enforceable in accordance with their respective terms.

          4.2 Organization and Qualification.
          The Company (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and (b) has all the requisite power and authority to carry on its businesses as such businesses are presently conducted.
          4.3 Absence of Encumbrances.
          The Common Stock has been duly authorized by all necessary corporate action. When issued and sold against receipt of consideration thereof, the Common Stock will be validly issued by the Company, fully paid, non-assessable, will not subject the holders thereof to personal liability and will not be issued in violation of preemptive rights. The voting rights provided for in the terms of the Common Stock are validly authorized and shall not be subject to restriction or limitation in any respect except as set forth in the Company’s Articles of Incorporation or Ohio law. Any subsequent common stock issued by the Company pursuant to Section 2.1(c) or Section 2.1(d) will be validly issued by the Company, fully paid, non- assessable, will not subject the holders thereof to personal liability and will not be issued in violation of preemptive rights. The voting rights provided for in the terms of any common stock issued by the Company pursuant to Section 2.1(c) or Section 2.1(d) will be validly authorized and shall not be subject to restriction or limitation in any respect except as set forth in the Company’s Articles of Incorporation or Ohio law.
          4.4 Absence of Violations.
          Neither the execution nor delivery of this Agreement or of any of the other agreements and instruments contemplated by this Agreement, nor the consummation of the transaction contemplated by this Agreement or such other agreements and instruments, will (a) conflict with or result in the breach of any term or provision of, or constitute a default under, or give any third party the right to accelerate any obligation under, any charter provision, bylaw, contract, agreement, indenture, deed of trust, instrument, order, law or regulation to which the Company is a party or by which the Company or any of its assets or properties are in any way bound or obligated; or (b) result in the creation of any Encumbrance upon any of the assets or properties of the Company.
          4.5 Consents.
          (a) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the transaction contemplated by this Agreement; and (b) no consent, approval, waiver or other action by any person or entity under any contract, instrument or other document is required or necessary for the execution, delivery and performance of this Agreement by the Company, or the consummation by the Company of the transaction contemplated by this Agreement.
          4.6 Litigation and Governmental Matters.
          There is no action, suit or proceeding that has been (a) filed and served, whether or not purportedly on behalf of the Company, at law or in equity, or before or by any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is pending; or (b) to the knowledge of the Company, (i) filed but not served or (ii) threatened, against (including, but not limited to, counterclaims) Company which involves the transaction contemplated by this Agreement or the possibility of any judgment or liability which if determined adversely to the Company would result in a material adverse change in the business, operations, affairs, properties or assets, or in the financial condition of the Company; and the Company is not in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would have a material adverse effect on the Company.
          4.7 Compliance.
          Neither the Company nor its business, nor the use, operation or maintenance of any of its assets or properties, is in or constitutes a default under, or is in violation of or contravenes, any applicable (including, without limitation, any tax, health, employment, customs or interstate or international commerce) statute, law, ordinance, decree, order, rule or regulation of any governmental authority, domestic or foreign, except where such default, violation or contravention would not have a material adverse effect on the Company. The Company has not, nor has any entity or individual acting on behalf of the Company made any payment of funds prohibited by law, and no funds of the Company have been set aside to be used for any such payment. The Company has complied with all applicable laws and regulations in connection with government contracts, if any, and, to the knowledge of the Company, no person or entity has made any allegation that the Company has not so complied.
          4.8 Brokers.
          No agent, broker, investment banker, or other person or entity acting on behalf of the Company or under its authority, is or will be entitled to any broker’s fee or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with the transaction contemplated by this Agreement for which the Alesco CDO will become liable.
          4.9 Securities Registration.
          Company represents and warrants that since September 1, 2008, it has on a timely basis filled all forms, reports and documents required to be filed by it with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and such forms, reports and documents filed by the Company did not at the time filed with the Securities and

Exchange Commission (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     5. Covenants of the Alesco CDO.
          In addition to other obligations contained in this Agreement, between the date of this Agreement and the Closing, unless specifically waived, in writing, by the Company, the Alesco CDO shall:
          5.1 Cooperation.
          Take no action that would cause the conditions upon which the obligations of the parties to effect the transaction contemplated by this Agreement not to be fulfilled including, without limitation, taking or causing to be taken any action that would cause the representations and warranties made by the Alesco CDO in this Agreement not to be true and correct in all material respects as of the Closing Date.
          5.2 Certain Acts.
          Use commercially reasonable efforts (including, without limitation, executing required documents and paying any related fees and expenses required by contract or otherwise) to cause to be fulfilled the conditions precedent to the Company’s obligations to consummate the transaction contemplated by this Agreement that are dependent upon the actions of the Alesco CDO.
          5.3 Governmental Filings.
          Promptly make all governmental filings or other submissions, if any, which may be necessary in order for the Alesco CDO to be able to consummate the transaction contemplated by this Agreement.

          5.4 No Shop; Standstill.
          Refrain from taking, directly or indirectly, any action to encourage, initiate, solicit or continue any discussions or negotiations with, or any other offers from, any other person or entity concerning the sale of the TruPS.
     6. Covenants of Company.
          In addition to other obligations contained in this Agreement, between the date of this Agreement and the Closing Date, unless specifically waived, in writing, by the Alesco CDO, the Company shall:
          6.1 Cooperation.
          Take no action that would cause the conditions upon which the obligations of the parties to effect the transaction contemplated by this Agreement not to be fulfilled including, without limitation, taking or causing to be taken any action that would cause the representations and warranties made by the Company in this Agreement not to be true and correct in all material respects as of the Closing.
          6.2 Certain Acts.
          Use commercially reasonable efforts (including, without limitation, executing required documents and paying any related fees and expenses required by contract or otherwise) to cause to be fulfilled the conditions precedent to the Alesco CDO’s obligations to consummate the transaction contemplated by this Agreement that are dependent upon the actions of the Company.
          6.3 Registration Rights.
          The Company agrees, at its own expense, within sixty (60) days of the Closing Date and within sixty (60) days of the exercise of any warrant referred to herein, to prepare and file a registration statement with the Securities and Exchange Commission with respect to the resale of any common stock or warrant issued hereunder, and thereafter use its best efforts to cause the registration statement to become effective as soon as reasonably practicable.
          6.4 Governmental Filings.
          Promptly make all governmental filings or other submissions, if any, which may be necessary in order for the Company to be able to consummate the transaction contemplated by this Agreement.
     7. Conditions Precedent to the Obligations of the Alesco CDO.
          Unless each of the following conditions are satisfied or waived, in writing, by the Alesco CDO, the Alesco CDO shall not be obligated to effect the transaction contemplated by this Agreement:
          7.1 Representations and Warranties.
          The representations and warranties of the Company contained in this Agreement shall be true and complete in all material respects as of the date of this Agreement and as of the Closing Date (as if each were made at such time), and Alesco CDO shall have received a certificate signed by an authorized officer of the Company to that effect.
          7.2 Performance.
          Each of the agreements, obligations, conditions and covenants to be performed or complied with by the Company at or prior to the Closing Date pursuant to the terms of this Agreement shall have been fully performed or complied with on or before the Closing Date, including, without limitation, each of the deliveries to be made by Company pursuant to Section 9.3.
          7.3 Absence of Litigation.
          There shall be no pending or threatened claim, action, litigation, suit or other proceeding, either judicial or administrative, against the Alesco CDO, or with respect to the

Company, for the purpose of enjoining or preventing the consummation of this Agreement or otherwise claiming that this Agreement or its consummation is improper or adversely affecting or which would adversely affect the benefit to Alesco CDO of the transaction contemplated by this Agreement.
          7.4 Consents.
          All consents, approvals, permits, estoppel certificates and/or waivers from governmental authorities and all other persons or entities necessary to effectuate the transaction contemplated by this Agreement and/or in the case of governmental regulations all applicable time periods shall have expired or been terminated.
     8. Conditions Precedent to Obligations of Company.
          Unless each of the following conditions are satisfied or waived, in writing, by the Company, the Company shall not be obligated to effect the transaction contemplated by this Agreement:
          8.1 Representations and Warranties.
          The representations and warranties of the Alesco CDO and the Manager contained in this Agreement shall be true and complete in all material respects as of the date of this Agreement and as of the Closing Date (as if each were made at such time), and the Company shall have received a certificate signed by an authorized officer of the Alesco CDO and the Manager to that effect.
          8.2 Performance.
          Each of the agreements, obligations, conditions and covenants to be performed or complied with by the Alesco CDO, at or prior to the Closing, pursuant to the terms of this Agreement shall have been fully performed or complied with on or before the Closing Date, including, without limitation, each of the deliveries to be made by the Alesco CDO pursuant to Section 9.2.
          8.3 Absence of Litigation.
          There shall be no pending or threatened claim, action, litigation, suit or other proceeding, either judicial or administrative, against the Company or the Alesco CDO for the purpose of enjoining or preventing the consummation of this Agreement or otherwise claiming that this Agreement or its consummation is improper or which would adversely affect the benefit to the Company of the transaction contemplated by this Agreement.
          8.4 Consents.
          All consents, approvals, permits, estoppel certificates and/or waivers from governmental authorities and all other persons or entities necessary to effectuate the transaction contemplated by this Agreement and/or in the case of governmental regulations all applicable time periods shall have expired or been terminated.
     9. Closing and Post-Closing Covenants.
          9.1 Time and Place.
          The closing under this Agreement (the “Closing”) shall take place at 10:00 a.m. on September 3, 2009 (the “Closing Date”), at the offices of Krugliak, Wilkins, Griffiths & Dougherty Co., L.P.A. in Canton, Ohio, or such other time and/or place as may be agreed to by the Company and the Alesco CDO. If all of the conditions set forth in Sections 7 and 8 are not satisfied by such date, subject to extension as provided in this Agreement, the Company or the Alesco CDO, as the case may be in connection with the applicable condition, shall have the right, but not the obligation, to postpone the Closing from time to time, but not beyond an additional thirty (30) days in the aggregate. Notwithstanding the foregoing, if the failure to satisfy a condition is a breach of this Agreement, exercise of an option provided in this Section 9.1 shall not constitute a waiver of such breach or of the right to seek damages for such breach.
          9.2 Obligations of the Alesco CDO.
          At the Closing, the Alesco CDO shall deliver to Company:
               9.2.1 The officer’s certificate dated as of the Closing Date, as described in Section 8.1;
               9.2.2 The TruPS;
               9.2.3 A certified copy of the resolutions of the Board of Directors of the Alesco CDO, all of which are authorizing the execution, delivery and performance of the transaction contemplated by this Agreement;
               9.2.4 A copy of the Collateral Management Agreement;
               9.2.5 An executed copy of the Joint Cancellation Direction and Release, in form satisfactory to the Company and its counsel;
               9.2.6 All required consents, approvals, permits, estoppel certificates and/or waivers as required by Section 8.4, if any;
               9.2.7 Such other certificates, instruments and documents of transfer, if any, as may be necessary to consummate the transaction contemplated by this Agreement.
          9.3 Obligations of the Company.
          At the Closing, the Company shall deliver to the Alesco CDO:
               9.3.1 The Exchange Price by wire transfer of immediately available funds pursuant to the wire instructions set forth on Exhibit C;
               9.3.2 The Common Stock;
               9.3.3 The officer’s certificate dated as of the Closing Date as described in Section 7.1;

               9.3.4 A certified copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of, and the transaction contemplated by, this Agreement;
               9.3.5 The Warrant, as described and set forth in Section 2.1(c);
               9.3.6 The Warrant, as described and set forth in Section 2.1(d);
               9.3.7 A copy of the Joint Direction and Release Agreement; and
               9.3.8 All required consents, approvals, permits, estoppel certificates and/or waivers as required by Section 7.4, if any;
               9.3.9 Such other certificates, instruments and documents of transfer if any, as may be necessary to consummate the transaction contemplated by this Agreement.
     10. Indemnification.
          10.1 Indemnification by Alesco CDO.
          From and after the Closing Date, the Alesco CDO shall indemnify, defend and hold harmless Company and its stockholders, directors, officers, employees and agents and their successors and assigns against any loss, claim, damage, cost, obligation, liability, penalty and expense, including all legal and other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, cost, obligation, liability, penalty or expense or action in respect of such matters (collectively referred to as “Section 10 Damages”), occasioned by, arising out of or resulting from any breach or default of any representation or warranty by, or covenant of, the Alesco CDO or the Manager contained in this Agreement or any other agreement provided for in this Agreement. Indemnification under this Section 10 shall constitute the Company’s exclusive remedy for any breach or default of any representation or warranty by, or covenant of, the Alesco CDO or the Manager contained in this Agreement or any other agreement provided for in this Agreement, except in cases of fraud. The Company may pursue other remedies in addition to indemnification for fraud.
          10.2 Indemnification by Company.
          From and after the Closing, Company shall indemnify, defend and hold harmless the Alesco CDO and its agents, successors and assigns against any Section 10 Damages occasioned by, arising out of or resulting from any breach or default of any representation or warranty by, or covenant of Company contained in this Agreement or any other agreement provided for in this Agreement. Indemnification under this Section 10 shall constitute the Alesco CDO’s exclusive remedy for any breach or default of any representation or warranty by, or covenant of Company contained in this Agreement or any other agreement provided for in this Agreement, except in cases of fraud. The Alesco CDO may pursue other remedies in addition to indemnification for fraud.
          10.3 Notice of Indemnification.
          Upon receipt by an indemnified party of notice of the commencement against it of any action involving a claim, such indemnified party, if a claim in respect of such action is to be made by it against any indemnifying party under this Section 10, shall promptly notify in writing the indemnifying party of such commencement. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of such commencement, the indemnifying party will be entitled to participate in the defense and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense of the action, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party unless the indemnifying party had determined not to assume the defense of the action. The indemnifying party will not settle or compromise any claim or action without the written consent of the indemnified party (which consent shall not be unreasonably withheld)
          10.4 Basket.
          Except as otherwise provided in this Agreement, neither the Alesco CDO, on the one hand, nor Company, on the other hand, shall have any liability for indemnification pursuant to Section 10 unless the total Section 10 Damages for which the indemnifying party would otherwise be liable exceeds $50,000 in the aggregate, in which case the liability for indemnification shall include such $50,000. The maximum amount of indemnification claims for which the Alesco CDO shall be liable in the aggregate shall not exceed the Exchange Price as set forth in Section 2.1.
     11. Termination.
          This Agreement shall be terminated and the transaction contemplated by this Agreement abandoned at any time prior to the Closing:
          11.1 By mutual written consent of the Company and the Alesco CDO.
          11.2 By Company upon written notice to the Alesco CDO, if the Alesco CDO has violated or breached any representation, warranty or covenant contained in this Agreement or any agreement contemplated by this Agreement; provided that the Company shall have given the breaching party thirty (30) days’ advance written notice setting forth the basis on which the Company is exercising its right to terminate and such violation or breach is not cured within such thirty (30) days.
          11.3 By the Alesco CDO upon written notice to the Company, if the Company has violated or breached any representation, warranty or covenant contained in this Agreement or any agreement contemplated by this Agreement; provided that the Alesco CDO shall have given the Company thirty (30) days’ advance written notice setting forth the basis on which the Alesco

CDO is exercising its right to terminate and such violation or breach is not cured within such thirty (30) days.
          Termination by the Company or the Alesco CDO pursuant to Sections 11.2 or 11.3, respectively, shall not constitute a waiver of the breach affording such right of termination or of the right to seek damages for such breach.
          11.4 Automatically if the Closing has not occurred on or before October 1, 2009.
     12. Release. As a part of the consideration of this Agreement, the Alesco CDO and for the personal representatives, successors, and assigns of the Alesco CDO, does hereby remise, release, and forever discharge the Company and the officers, employees, directors, and stockholders thereof, of and from all manner of actions, whether intentional or negligent, causes and causes of action, suits, debts, sums of money, account reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands, whatsoever, at law or in equity, and particularly, in regard to any and all claims relating to the TruPS and any and all transactions in relation thereto other than the transaction entered into pursuant to this Agreement (including without limitation any guaranties of the same and without limitation any claim to dividends deferred and not paid under the TruPS), which Alesco CDO or Alesco CDO’s personal representatives, successors, assigns, and agents ever had, now have, or may have in the future, for, upon or by reason of any matter, cause, or thing, whatsoever relating to the TruPS and any transactions in relation thereto other than the transaction entered into pursuant to this Agreement (including without limitation any guaranties of the same and without limitation any claim to dividends deferred and not paid under the TruPS).

     13. Specific Performance. Notwithstanding anything to the contrary contained herein, if any party to this Agreement fails to fulfill any of its obligation pursuant to this Agreement, or if any of the covenants or representations set forth in this Agreement are not true and correct pursuant to the terms of this Agreement, each party hereto agrees that the other party would suffer irreparable harm from any such breach. In the event of an alleged or threatened breach by any party of any of the provisions of this Agreement, the aggrieved party may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
     14. Miscellaneous.
          14.1 Notices.
          All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be delivered or sent, with the copies indicated, by personal delivery, telecopy (with confirmation and additional copy sent by overnight delivery service) or overnight delivery service (by a reputable international carrier) to the parties as follows (or at such other address as a party may specify by notice given pursuant to this Section):

To Alesco CDO:	ALESCO PREFERRED FUNDING IV, LTD.
c/o Cohen & Company Financial Management, LLC
2929 Arch Street, 17th Floor
Philadelphia, PA 19104-2870
Attn: Samuel Hillier, Director
Fax: (215) 701-8282
Email: shillier@cohenandcompany.com

With a Copy to:	DECHERT LLP
2929 Arch Street
Philadelphia, PA 19104
Attn: Ralph R. Mazzeo, Esq.
Fax: (215) 994-2222
Email: ralph.mazzeo@dechert.com

To Manager:	COHEN & COMPANY FINANCIAL MANAGEMENT, LLC
2929 Arch Street, 17th Floor
Philadelphia, PA 19104-2870
Attn: Samuel Hillier, Director
Fax: (215) 701-8282
Email: shillier@cohenandcompany.com

With a Copy to:	DECHERT LLP
2929 Arch Street
Philadelphia, PA 19104
Attn: Ralph R. Mazzeo, Esq.
Fax: (215) 994-2222
Email: ralph.mazzeo @dechert.com

To Company:	PVF CAPITAL CORP.
30000 Aurora Road
Solon, Ohio 44139
Attn: Chief Executive Officer
Fax: (440) 914-3916

With a copy to:	Krugliak, Wilkins, Griffiths
& Dougherty Co., L.P.A.
4775 Munson St. N.W.
P.O. Box 36963
Canton, Ohio 44735-6963
Attn: Randall C. Hunt,
Fax: (330) 497-4020
Email: rchunt@kwgd.com
All notices shall be deemed given and received one business day after their delivery to the addresses for the respective party(ies), with the copies indicated, as provided in this Section 12.1.
          14.2 Entire Agreement.
          This Agreement, the documents which are Exhibits and Schedules to this Agreement and any other contemporaneous written agreements entered into by the parties contain the sole and entire binding agreement among and representations made by the parties to each other and supersede any and all other prior written or oral agreements and representations among them.
          14.3 Amendment.
          No amendment or modification of this Agreement shall be valid unless, in writing, and duly executed by the parties affected by the amendment or modification.
          14.4 Binding Effect.
          This Agreement shall be binding upon and inure to the benefit of the parties and their respective representatives, heirs, successors and permitted assigns.

          14.5 Waiver.
          Waiver by any party of any breach of any provision of this Agreement shall not be considered as or constitute a continuing waiver or a waiver of any other breach of the same or any other provision of this Agreement.
          14.6 Captions.
          The captions contained in this Agreement are inserted only as a matter of convenience or reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.
          14.7 Construction.
          In the construction of this Agreement, whether or not so expressed, words used in the singular or in the plural, respectively, include both the plural and the singular and the masculine, feminine and neuter genders include all other genders. Since all parties have engaged in the drafting of this Agreement, no presumption of construction against any party shall apply.
          14.8 Sections and Schedules.
          All references contained in this Agreement to Sections and/or Schedules shall be deemed to be references to Sections of and Schedules and Exhibits attached to this Agreement, except to the extent that any such reference specifically refers to another document. All references to Sections shall be deemed to also refer to all subsections of such Sections, if any. The definitions of terms defined in this Agreement shall apply to the Schedules.
          14.9 Severability.
          In the event that any portion of this Agreement is illegal or unenforceable, it shall affect no other provisions of this Agreement, and the remainder of this Agreement shall be valid and enforceable in accordance with its terms.

          14.10 Absence of Third-Party Beneficiaries.
          Nothing in this Agreement, express or implied, is intended to (a) confer upon any person or entity other than the parties to this Agreement, any rights or remedies under or by reason of this Agreement as a third-party beneficiary or otherwise; or (b) authorize anyone not a party to this Agreement to maintain an action or institute an arbitration proceeding pursuant to or based upon this Agreement.
          14.11 Business Day.
          As used in this Agreement, the term “business day” means any day other than a Saturday, Sunday or legal or bank holiday in the City of New York, NY (the “City”). If any time period set forth in this Agreement expires on other than a business day in the City, such period shall be extended to and through the next succeeding business day in the City.
          14.12 Assignment.
          Neither this Agreement nor any rights under this Agreement may be assigned by any party without the written consent of all other parties.
          14.13 Other Documents.
          The parties shall take all such actions and execute all such documents which may be necessary to carry out the purposes of this Agreement, whether or not specifically provided for in this Agreement.
          14.14 Governing Law.
          This Agreement and the interpretation of its terms shall be governed by the laws of the State of New York, without application of conflicts of law principles.
          14.15 Attorneys Fees.
          Company shall pay the fees and expenses of the Alesco CDO’s legal counsel up to the sum of Ten Thousand Dollars ($10,000.00), and Company shall pay its attorneys’ fees and expenses for the negotiation and preparation of this Agreement, the Exhibits and Schedules and the other agreements contemplated by this Agreement.
          14.16 Public Disclosure.
          No party to this Agreement shall make any public disclosure or publicity release pertaining to the existence of the subject matter contained in this Agreement without notifying and consulting with the other parties and upon approval of a joint press release; provided, however, that notwithstanding the foregoing, each party shall be permitted, after notice to the other parties, to make such disclosures to the public or to governmental agencies as its counsel shall deem necessary to maintain compliance with, and to prevent violation of, applicable laws, federal, state and local, domestic and foreign.
          14.17 Counterparts.
          This Agreement may be executed and delivered in two or more counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to be one agreement.
[The Remainder of the Page is Intentionally Left Blank]

          The parties have executed this Agreement as of the date set forth above.

ALESCO PREFERRED FUNDING IV, LTD. By: COHEN & COMPANY FINANCIAL MANAGEMENT, LLC, solely in its capacity as Manager
By:	/s/ Samuel Hillier
	Name:	Samuel Hillier
	Title:	Director

PVF CAPITAL CORP.,
By:	/s/ Marty E. Adams
	Name:	Marty E. Adams
	Title:	Interim CEO

COHEN & COMPANY FINANCIAL MANAGEMENT, LLC, solely as to Sections 3.2 and 3.5
By:	/s/ Samuel Hillier
	Name:	Samuel Hillier
	Title:	Director